EXHIBIT 99.1

STRATA Skin Sciences Announces Preliminary First Quarter 2019 Financial Results and Updates

Unaudited First Quarter 2019 total revenue of $7.4 million increased 15% year-over-year
Recurring revenue of $5.3 million increased 17% year-over-year
Domestic Installed base increased from 746 to 754 sequentially
Gross margin improved 13 percentage points year-over-year

Horsham, PA, May 14, 2019 — STRATA Skin Sciences (NASDAQ: SSKN) (“STRATA” or the “Company”), a medical technology company in Dermatology and Plastic Surgery dedicated to developing, commercializing, and marketing innovative products for the treatment of dermatologic conditions, today announced preliminary unaudited revenue results for the first quarter ended March 31, 2019.

Financial results reported in this press release are preliminary. Final financial results and other disclosures will be reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, and may differ materially from the results and disclosures in this press release due to, among other things, the completion of final audit procedures related to the year ended December 31, 2018, including, but not limited to, those related to contingent or potential liabilities related to sales and use tax as well as potential non-cash derivative accounting treatment arising from debentures issued in June 2015 and converted to Series C Preferred Stock in September 2017, the occurrence of subsequent events, or the discovery of additional information.

Dr. Dolev Rafaeli, STRATA’s President and Chief Executive Officer, commented, “We are very pleased with our strong start to 2019, as the 15% top-line growth we produced in the first quarter puts us well on track to achieve our goal of double-digit revenue growth in 2019. We continue to execute well on our long-term strategy, as evidenced by the high-teens growth in recurring revenue, 13-percentage point increase in gross margins, and sequential increase in our installed base. We also remain focused on accelerating business development activities to explore accretive growth opportunities.”

Total revenues for the first quarter of 2019 were $7.4 million, compared to $6.4 million in the first quarter of 2018, representing an increase of 15.2% year-over-year (and a 16.7% increase when excluding the discontinued Nordlys product line). Recurring XTRAC revenues totaled $5.3 million, an increase of 17.3% versus the first quarter of 2018 and representing 70.7% of total revenue for the first quarter of 2019. Average quarterly revenue per device was $6,963 representing an increase of 16.1% versus the first quarter of 2018.

Gross margin for the first quarter of 2019 was 61.9%, an increase of 13 percentage points versus the first quarter of 2018, driven primarily by the growth in recurring revenue and margins from procedure equipment revenue.

STRATA ended the first quarter of 2019 with a domestic installed base of 754 XTRAC recurring revenue devices, an increase of eight devices from the end of 2018.

The Company ended the quarter with cash and cash equivalents of $16.4 million, as compared to $16.5 million as of the end of the fourth quarter of 2018.

During the quarter ended March 31, 2019, a shareholder converted 3,090 shares of Series C Preferred Stock into 1,148,698 shares of common stock.  In February 2019, warrants for 265,947 shares of common stock with an exercise price of $3.75 expired.  In addition, in April 2019, warrants for 137,143 shares of common stock with an exercise price of $3.75 expired. As of March 31, 2019, the Company had 31,120,608 shares of common stock issued and outstanding.

As previously reported, the Company has experienced delays in the completion of the audit of its financial statements for the year ended December 31, 2018, as it is still evaluating the proper accounting of certain historical contingent and potential liabilities related to state sales and use taxes as well as potential non-cash derivative accounting treatment arising from debentures issued in June 2015 and converted to Series C Preferred Stock in September 2017. STRATA does not expect that the resolution of our review of these accounting matters will have an impact on our reported revenues or gross margin for the first quarter of 2019. Accordingly, the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 will be delayed and will be filed as soon as practicable after the Company has completed the audit for the year ended December 31, 2018. STRATA will shortly file a Form 12b-25 with the SEC regarding the Company’s Form 10-Q, and, at this time, does not anticipate that it will file its Form 10-Q within the five day extension period. The Company is working diligently on these matters and will, as soon as practicable, make a further announcement regarding the updated timing of the release of its financial results as well as the timing of a conference call on its financial results.

On May 10, 2019, the Company engaged Marcum LLP as its independent registered public accounting firm for the fiscal year ended December 31, 2018.  For additional information, see the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 14, 2019.

One of the covenants in the Company’s debt agreement is a requirement to provide audited financials within 120 days of the Company’s year-end. STRATA received a waiver from its lender, Midcap, of this covenant through July 15, 2019. With respect to the previously disclosed notice from the NASDAQ Stock Market (“Nasdaq”) regarding the Company’s failure to comply with the listing rules requiring timely filing of all periodic reports with the Commission, STRATA was granted a 60-day period to cure. The cure period expires on June 2, 2019. It is STRATA’s intent to file, as soon as practicable, but prior to the deadline, a compliance plan with Nasdaq to seek the full 180 day cure period. The Company can provide no assurances that Nasdaq will accept the proposed plan or extend the cure period.

About STRATA Skin Sciences, Inc. (www.strataskinsciences.com)
STRATA Skin Sciences is a medical technology company in Dermatology and Plastic Surgery dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions. Its products include the XTRAC® excimer laser and VTRAC® lamp systems utilized in the treatment of psoriasis, vitiligo and various other skin conditions; and the STRATAPEN® MicroSystem, marketed specifically for the intended use of micropigmentation.

The Company’s proprietary XTRAC® excimer laser delivers a highly targeted therapeutic beam of UVB light to treat psoriasis, vitiligo, eczema, atopic dermatitis and leukoderma, diseases which impact over 35 million patients in the United States alone. The technology is covered by multiple patents, including exclusive rights for patents for the delivery of treatment to vitiligo patients.

STRATA’s unique business model leverages targeted Direct to Consumer (DTC) advertising to generate awareness and utilizes its in-house call center and insurance advocacy teams to increase volume for the Company’s partner dermatology clinics.

The XTRAC business has used this proven DTC model to grow its domestic dermatology partner network to over 750 clinics, with a worldwide installed base of over 2,000 devices. The Company is able to offer 90% of DTC patients an introduction to physicians prescribing a reimbursable solution, using XTRAC, within a 10-mile radius of their house. The Company is a leader in dermatology in-clinic business generation for its partners.

Safe Harbor
This press release, and oral statements made regarding the subjects of this release contains "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s revenue growth estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing the Company’s ability to generate the anticipated revenue stream, the Company’s ability to generate sufficient cash flow to fund the Company’s ongoing operations and research and development activities beginning at any time in the future, litigation and regulatory proceedings to which the Company might be subject; calculation of sales and use tax accruals and claims for uncollected sales and use tax; historical contingent and potential liabilities related to state sales and use taxes as well as potential derivative liabilities arising from debentures issued in June 2015; the timing and outcome of the completion of the audit of our financial statements for the year ended December 31, 2018; the timing of the filing of the Annual Report on Form 10-K for the year ended December 31, 2018 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 and changes to the Company’s results of operations for the periods ended in such filings as compared to previous periods; the Company’s ability to regain compliance with the Nasdaq listing requirements or to develop a plan acceptable to Nasdaq for an extension of the 60 day grace period; the Company’s ability to implement business strategies, including its acquisition, business development and comeback strategies; the Company’s acquisition and business development strategy may not be successful in locating advantageous targets; the Company’s ability to successfully integrate any assets, liabilities, customers, systems and management personnel it acquires into its operations and its ability to realize related revenue synergies, strategic gains and cost savings may be significantly harder to achieve, if at all, or may take longer to achieve; potential goodwill impairment charges, future impairment charges and fluctuations in the fair values of reporting units or of assets in the event projected financial results are not achieved within expected time frames; the Company’s debt and debt service requirements which may restrict its operational and financial flexibility, as well as imposing unfavorable interest and financing costs; the Company’s ability to maintain its existing credit facilities or obtain satisfactory new credit facilities; regulatory and political factors or conditions affecting the Company and/or the medical device industry in general; the public’s reaction to the Company’s new advertisements and marketing campaigns under development, and the Company’s ability to build a leading franchise in dermatology and aesthetics, and the Company’s ability to grow revenues and sustain that growth as well as statements expressing optimism or pessimism about future operating results are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Company cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect the Company’s results, including revenue growth estimates, see the Company’s filings with the Securities and Exchange Commission, including “Cautionary Note Regarding Forward-Looking Statements,” “Item 1A. Risk Factors,” and “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. No undue reliance should be placed on any forward-looking statements.

Investor Contacts:

Matthew Hill, Chief Financial Officer	Jeremy Feffer, Managing Director
STRATA Skin Sciences, Inc.	LifeSci Advisors, LLC
215-619-3200	212-915-2568
ir@strataskin.com	jeremy@lifesciadvisors.com